Exhibit 10.2

ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AGREEMENT (this “Agreement”), entered into this 2nd day of May 2011, sets forth the arrangement between Nobis Capital Advisors, Inc. (“Nobis”) and Piper Acquisition II, Inc. (“Company”), with respect to consideration to which Nobis is entitled for assigning its interest in that certain Letter of Intent (“LOI”) entered with Hygea Health Holdings, Inc. (“Hygea”) dated May 20, 2010, as amended, under the terms and conditions set forth in this Agreement.

1.   Purpose.    Nobis hereby sells, assigns and transfers its interest in the LOI to the Company.  The parties hereby acknowledge that Nobis shall have no further interest in the LOI and the Company shall finalize the negotiations and acquisition of Hygea directly with Hygea.

2.   Consideration.   For assigning its interest in the LOI, the Company shall issue Nobis 3,725,904 shares of common stock of the Company.  Nobis hereby represents that it is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended.

3.   Law and Jurisdiction.  The laws of the State of California apply to this Agreement, without deference to the principles of conflicts of law.  Both jurisdiction and venue for any litigation pursuant to this Agreement shall be proper in the courts of Los Angeles, California.

4.   Severability.  If the law does not allow a provision of this Agreement to be enforced, such unenforceable provision shall be amended to become enforceable and reflect the intent of the parties, and the rest of the provisions of this Agreement shall remain in effect.

5.   Amendment. This Agreement may only be amended or modified in a writing signed by both of the parties and referring to this Agreement.

6.   Entire Agreement.  This Agreement constitutes the entire agreement and final understanding of the parties with respect to the subject matter of this Agreement and supersedes and terminates all prior and/or contemporaneous understandings and/or discussions between the parties, whether written or verbal, express or implied, relating in any way to the subject matter of this Agreement.

7.           Execution in Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one in the same instrument.  Confirmation of execution by electronic transmission of a facsimile signature shall be binding on the confirming party.

SIGNING THIS AGREEMENT INDICATES ACCEPTANCE OF THE TERMS OF THIS AGREEMENT.

Piper Acquisition II, Inc.			Nobis Capital Advisors, Inc.
By:	/s/ Tim Betts	By:	/s/ Tim Betts
Name:	Tim Betts	Name:	Tim Betts
Title:	CEO	Title:	CEO